As filed with the Securities and Exchange Commission on January 11, 2022

Registration No. 333-248482

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRITON INTERNATIONAL LIMITED	TRITON CONTAINER INTERNATIONAL LIMITED	TAL INTERNATIONAL CONTAINER CORPORATION
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Bermuda	Bermuda	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

98-1276572	98-0081491	13-2629188
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Victoria Place, 5th Floor, 31 Victoria Street

Hamilton HM 10, Bermuda

(441) 294-8000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Carla L. Heiss

Senior Vice President, General Counsel and Secretary

100 Manhattanville Road

Purchase, New York 10577

(914) 251-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

John P. Berkery

David A. Schuette

Mayer Brown LLP

1221 Avenue of the Americas

New York, New York 10020

Telephone: (212) 506-2500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company”, or an emerging growth company”. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Triton International Limited:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

Triton Container International Limited:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

TAL International Container Corporation:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Triton International Limited
Common shares, par value $0.01 per share(4)
Preference shares, par value $0.01 per share(4)
Depositary shares(4)
Debt securities(4)
Warrants
Subscription rights
Purchase contracts
Purchase units
Guarantees of debt securities of Triton Container International Limited(5)
Guarantees of debt securities of TAL International Container Corporation(5)
Triton Container International Limited:
Debt securities
Guarantees of debt securities of Triton International Limited(5)
TAL International Container Corporation:
Debt securities
Guarantees of debt securities of Triton International Limited(5)

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)

Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices.

(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.
(4)

We are also registering an indeterminate number of common shares, preference shares and depositary shares and amount of debt securities of Triton International Limited as may be issued upon conversion, exchange or exercise, as applicable, of any preference shares, depositary shares, debt securities, warrants or subscription rights of Triton International Limited, or upon settlement of any purchase contracts or purchase units, including such common shares or preference shares as may be issued pursuant to anti-dilution adjustments determined at the time of offering.

(5)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) amends the Registration Statement on Form S-3 (Registration No. 333-248482) of Triton International Limited (“Triton”) filed with the Securities and Exchange Commission (the “SEC”) on August 28, 2020 (the “Initial Registration Statement” and, as amended hereby, the “registration statement”). Triton registered common shares, preference shares, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units on the Initial Registration Statement. This Post-Effective Amendment is being filed pursuant to Rule 413(b) under the Securities Act for the purpose of (1) adding each of Triton Container International Limited (“TCIL”), a direct, wholly-owned subsidiary of Triton, and TAL International Container Corporation (“TALICC”), an indirect wholly-owned subsidiary of Triton and TCIL, as a registrant, (2) registering debt securities of TCIL and TALICC which may be issued jointly by TCIL and TALICC as co-issuers or individually by either issuer, (3) registering Triton’s full and unconditional guarantees of the debt securities of TCIL and TALICC which may be issued jointly by TCIL and TALICC as co-issuers or individually by either issuer, (4) registering TCIL’s full and unconditional guarantees of debt securities of Triton, (5) registering TALICC’s full and unconditional guarantees of debt securities of Triton and (6) filing or incorporating by reference additional exhibits to the Initial Registration Statement. A prospectus to be used by Triton, TCIL and TALICC in connection with offerings of their respective securities is included herein.

Prospectus

TRITON INTERNATIONAL LIMITED

Common Shares

Preference Shares

Depositary Shares

Debt Securities

Guarantees of Debt Securities

Warrants

Subscription Rights

Purchase Contracts

Purchase Units

TRITON CONTAINER INTERNATIONAL LIMITED

Debt Securities

Guarantees of Debt Securities

TAL INTERNATIONAL CONTAINER CORPORATION

Debt Securities

Guarantees of Debt Securities

Triton International Limited, an exempted Bermuda company (“Triton”), may offer, issue and sell, together or separately, from time to time:

•	common shares;

•	preference shares, which may be issued in one or more series;

•	depositary receipts, representing fractional preference shares, which are called depositary shares;

•

debt securities, which may be issued in one or more series, may be senior debt securities, subordinated debt securities or debt securities convertible into common shares or other securities and may be guaranteed by Triton Container International Limited, an exempted Bermuda company and wholly-owned subsidiary of Triton (“TCIL”), and/or TAL International Container Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Triton and TCIL (“TALICC”);

•	warrants to purchase common shares, preference shares or debt securities;

•	subscription rights to purchase common shares, preference shares or debt securities;

•	purchase contracts to purchase common shares, preference shares or debt securities; and

•

purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase common shares of Triton or other securities under the purchase contracts.

TCIL and TALICC may offer, issue and sell from time to time debt securities, which may be issued jointly by TCIL and TALICC as co-issuers or individually by either issuer, may be issued in one or more series, may be senior debt securities or subordinated debt securities and will be fully and unconditionally guaranteed by Triton.

In addition, selling securityholders to be named in one or more prospectus supplements may offer and sell, from time to time, common shares of Triton. We will not receive any of the proceeds from the sale of these securities by such selling securityholders.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 6, as well as the other information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement, before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Triton’s common shares are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “TRTN.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 11, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we or the selling securityholders sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the term “Triton” refers to Triton International Limited and the terms the “Company,” “we,” “our” and “us” refer to Triton International Limited and its consolidated subsidiaries, including TCIL and TALICC, unless otherwise specified or the context otherwise requires.

All references to “outstanding” in relation to the shares of Triton International Limited or Triton Container International Limited mean that such shares have been issued by Triton International Limited or Triton Container International Limited and are not registered in the applicable company’s register of members as treasury shares.

Securities may be offered or sold in Bermuda only in compliance with provisions of the Investment Business Act 2003, the Exchange Control Act of 1972, and related regulations of Bermuda, each as amended, that regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority (“BMA”), pursuant to the provisions of the Bermuda Exchange Control Act of 1972 and related regulations, each as amended, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities of a Bermuda company, which would include our common shares, are listed on an appointed stock exchange (the NYSE is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of such company, from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Bermuda Companies Act 1981, as amended (the “Bermuda Companies Act”). Such provisions state that a prospectus in respect of the offer of shares in a Bermuda company whose equities are listed on an appointed stock exchange under Bermuda law does not need to be filed in Bermuda, so long as the company in question complies with the requirements of such appointed stock exchange in relation thereto.

WHERE YOU CAN FIND MORE INFORMATION

Triton files annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). TCIL and TALICC are not required under the Exchange Act to file annual, quarterly and current reports, proxy statements and other information with the SEC. Accordingly, TCIL and TALICC do not, and will not, file separate financial statements with the SEC. The financial condition, results of operations and cash flow of TCIL and TALICC are consolidated into our financial statements. The assets, liabilities and results of operations of TCIL, TALICC and Triton combined are not materially different from corresponding amounts presented in the consolidated financial statements of Triton.

Triton’s SEC filings are available to the public at the SEC’s website at www.sec.gov. Information about us is also available at our website at www.trtn.com. The information on, or accessible through, our website is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	Triton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 16, 2021;

•

the information specifically incorporated by reference into Trition’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 from Trition’s definitive proxy statement on Schedule 14A, filed with the SEC on March 17, 2021;

•

Triton’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on April  29, 2021, July  27, 2021 and October 26, 2021, respectively;

•

Triton’s Current Reports on Form 8-K, filed with the SEC on March 1, 2021, April  7, 2021, April  29, 2021 (Item 5.07 only), May  27, 2021, May  28, 2021, July  28, 2021, August  17, 2021, August  23, 2021, October  14, 2021 and December 23, 2021;

•

the description of Triton’s common shares contained in Triton’s registration statement on Form 8-A, filed with the SEC on July 12, 2016, and any amendment or report filed for the purpose of updating such description;

•

the description of Triton’s 8.50% Series A Cumulative Redeemable Perpetual Preference Shares contained in Triton’s registration statement on Form 8-A, filed with the SEC on March 15, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of Triton’s 8.00% Series B Cumulative Redeemable Perpetual Preference Shares contained in Triton’s registration statement on Form 8-A, filed with the SEC on June 20, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of Triton’s 7.375% Series C Cumulative Redeemable Perpetual Preference Shares contained in Triton’s registration statement on Form 8-A, filed with the SEC on November 7, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of Triton’s 6.875% Series D Cumulative Redeemable Perpetual Preference Shares contained in Triton’s registration statement on Form 8-A, filed with the SEC on January 23, 2020, and any amendment or report filed for the purpose of updating such description; and

•

the description of Triton’s 5.75% Series E Cumulative Redeemable Perpetual Preference Shares contained in Triton’s registration statement on Form 8-A, filed with the SEC on August 18, 2021, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Triton International Limited

Victoria Place, 5th Floor, 31 Victoria Street,

Hamilton HM 10, Bermuda

Attn: Carla L. Heiss,

Senior Vice President, General Counsel and Secretary

Telephone: (441) 294-8000

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC, or in connection with oral statements made to the press, potential investors or others. All statements other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, future costs, prospects, plans and objectives of management are forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “think,” “plan,” “will,” “should,” “intend,” “seek,” “potential” and similar expressions and variations are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following:

•	the impact of COVID-19 on our business and financial results;

•	decreases in the demand for leased containers;

•	decreases in market leasing rates for containers;

•	difficulties in re-leasing containers after their initial fixed-term leases;

•	customers’ decisions to buy rather than lease containers;

•	dependence on a limited number of customers and suppliers;

•	customer defaults;

•	decreases in the selling prices of used containers;

•	extensive competition in the container leasing industry;

•	difficulties stemming from the international nature of our businesses;

•	decreases in demand for international trade;

•

disruption to our operations resulting from political and economic policies of the United States and other countries, particularly China, including but not limited to, the impact of trade wars, duties and tariffs;

•	disruption to our operations from failure of, or attacks on, our information technology systems;

•	disruption to our operations as a result of natural disasters;

•	compliance with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and corruption;

•	the availability and cost of capital;

•	restrictions imposed by the terms of our debt agreements;

•	changes in the tax laws in Bermuda, the United States and other countries; and

•

other risks and uncertainties, including those listed under the caption “Risk Factors” in Triton’s most recent Annual Report on Form 10-K and in Triton’s subsequently filed Quarterly Reports on Form 10-Q.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in this prospectus and any accompanying prospectus supplement. Any forward-looking statements made in this prospectus any accompanying prospectus supplement and the documents incorporated by reference herein and therein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Triton or its businesses or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

TRITON, TCIL AND TALICC

We are the world’s largest lessor of intermodal containers. Intermodal containers are large, standardized steel boxes used to transport freight by ship, rail or truck. Because of the handling efficiencies they provide, intermodal containers are the primary means by which many goods and materials are shipped internationally. We also lease chassis, which are used for the transportation of containers.

Triton was formed on July 12, 2016 through an all-stock merger between TCIL and TAL International Group, Inc. Our combined experience in the container leasing industry dates back to 1963. TCIL is an exempted Bermuda company and a direct wholly-owned subsidiary of Triton. TALICC is a Delaware corporation and an indirect wholly-owned subsidiary of Triton and TCIL.

Our consolidated operations include the acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis. As of September 30, 2021, our total fleet consisted of 4.2 million containers and chassis, representing 7.1 million twenty-foot equivalent units or 7.9 million cost equivalent units. We have an extensive global presence offering leasing services through 20 offices and 3 independent agencies located in 16 countries and 407 third-party owned and operated depot facilities in 46 countries as of September 30, 2021. Our primary customers include the world’s largest container shipping lines. Our global field operations include sales, operations, equipment resale, and logistics services. Our registered office is located in Bermuda.

The most important driver of our profitability is the extent to which leasing revenues, which are driven by our owned equipment fleet size, utilization and average rental rates, exceed our ownership and operating costs. Our profitability is also driven by the gains or losses we realize on the sale of used containers in the ordinary course of our business.

Our principal executive office is located at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda. We maintain a website at http://www.trtn.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in Triton’s most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q and those contained in Triton’s other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the purchase of containers.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of (i) the common shares, preference shares, depositary shares, debt securities (which may be guaranteed by TCIL and/or TALICC), warrants, subscription rights, purchase contracts and purchase units that may be offered and sold from time to time by Triton and (ii) debt securities that may be offered and sold from time to time by TCIL and TALICC, which may be issued jointly by TCIL and TALICC as co-issuers or individually by either issuer and which will be fully and unconditionally guaranteed by Triton. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF SHARE CAPITAL

General

The following summary description of our share capital is based on the applicable provisions of the Bermuda Companies Act, our memorandum of association, as amended, and our amended and restated bye-laws. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Bermuda Companies Act, as it may be amended from time to time, and to the terms of our memorandum of association and bye-laws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Share Capital,” the terms “Triton,” the “Company,” “we,” “our” and “us” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries, including TCIL and TALICC.

Common Shares

We are authorized to issue up to 270,000,000 common shares, par value $0.01 per share.

As of September 30, 2021, 67,066,268 common shares were outstanding and held by approximately 74 holders of record.

Liquidation and Preemptive Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of Triton, the holders of Triton common shares will be entitled to share equally in any of the assets available for distribution after Triton has paid in full all of its debts and after the holders of all series of Triton’s outstanding preferred shares, if any, have received their liquidation preferences in full.

Holders of Triton common shares will not be entitled to preemptive rights. Shares of Triton common shares will not be convertible into shares of any other class of common shares.

Dividend Rights

Under Bermuda law, shareholders of Triton will be entitled to receive dividends when and as declared by the board of directors of the Company (the “Triton Board”) out of any funds of the Company legally available for the payment of such dividends, subject to any preferred dividend rights that may exist from time to time. Bermuda law does not permit payment of dividends, or distributions of contributed surplus, by a company if there are reasonable grounds for believing that:

•	the company is, or would be, after the payment is made, unable to pay its liabilities as they become due; or

•	the realizable value of the company’s assets would be less than its liabilities.

Under Triton’s bye-laws, the Triton Board has the power to declare dividends or distributions out of contributed surplus, and to determine that any dividend shall be paid in cash or shall be satisfied in paying up in full shares to be issued to the shareholders credited as fully paid or partly paid or partly in one way or partly in the other. The Triton Board may also pay any fixed cash dividend whenever the position of the Company justifies such payment.

Voting Rights

Subject to the rights, if any, of the holders of any series of preferred shares, if and when issued and subject to applicable law, each holder of Triton common shares will be entitled to one vote per share and all voting rights will be vested in those holders of record on the applicable record date on all matters voted on by the Triton shareholders. Holders of Triton common shares will have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors to the Triton Board can elect 100% of the directors to the Triton Board and the holders of the remaining shares will not be able to elect any directors to the Triton Board.

Meetings of Shareholders

Special general meetings of the shareholders of Triton may be called (i) by the Triton Board or (ii) when requisitioned by shareholders pursuant to the provisions of the Bermuda Companies Act. Under the Bermuda Companies Act, the shareholders may requisition a special general meeting, provided they hold at the date of the deposit of the requisition shares representing not less than 10% of the paid-up capital of the company. The requisition must state the purpose of the meeting, and must be signed by the requisitionists and deposited at the registered office of the company. If, within 21 days from the date of the deposit of the requisition, the directors do not proceed to convene a meeting, the requisitionists, or any of them representing more than 50% of the total voting rights of all of them, may themselves convene a meeting, which must be convened within three months of the date of the deposit of the requisition.

Restrictions on Transfers of Shares

The Triton Board may in its absolute discretion, and without providing a reason, refuse to register the transfer of a share which is not fully paid up. The Triton Board may also refuse to register a transfer unless the shares of Triton are (i) listed on an appointed stock exchange (of which the NYSE is one) or (ii) (A) a duly executed instrument of transfer is provided to Triton or Triton’s transfer agent accompanied by the certificate (if any has been issued) in respect of the shares to which it relates and by such other evidence as the Triton Board may reasonably require to show the right of the transferor to make the transfer, (B) the instrument of transfer is only in respect of one class of shares, (C) the instrument of transfer is in favor of less than five persons jointly, and (D) all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction have been obtained (if required). If the Triton Board refuses to register a transfer of any share, it must send to the transferee notice of the refusal within three months after the date on which the instrument of transfer was lodged with Triton.

Shares listed on an appointed stock exchange, such as the NYSE, may be transferred by any means permitted by the rules of such exchange.

Election and Removal of Directors

Except in the case of vacancies, each director is elected by the affirmative vote of a majority of the votes cast at the general meeting of shareholders of Triton.

The bye-laws of Triton provide that any vacancies on the Triton Board not filled at any general meeting will be deemed casual vacancies and the Triton Board, so long as a quorum of directors remains in office, will have the power at any time and from time to time, to appoint any individual to be a director so as to fill a casual vacancy. A director so appointed will hold office only until the next following annual general meeting (“AGM”). If not reappointed at such AGM, the director will vacate office at the conclusion of the AGM.

Under the Bermuda Companies Act, a director may be removed from office by the shareholders at a special general meeting called for that purpose. The notice of a meeting convened for the purpose of removing a director must contain a statement of intention to do so and be served on such director not less than 14 days before the meeting. The director subject to removal will be entitled to be heard on the motion for his removal.

Amendment of Memorandum of Association

Under the Bermuda Companies Act, the memorandum of association of a company may be amended by the affirmative vote of a majority resolution of the Triton Board, but the amendment will not be operative unless and until it is approved at a subsequent general meeting of the shareholders by a resolution approved by the affirmative vote of a majority of the votes cast on such resolution. An amendment to the memorandum of association that alters a company’s business objects may require approval by the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Amendment of Bye-laws

Subject to certain exceptions, the Triton bye-laws may be revoked or amended by the affirmative vote of a majority resolution of the Triton Board, but the revocation or amendment will not be operative unless and until it is approved at a subsequent general meeting of the shareholders of Triton by a resolution approved by the affirmative vote of a majority of the votes cast on such resolution.

Approval of Certain Transactions

Amalgamations and Mergers:    Under the Bermuda Companies Act, the amalgamation or merger of a Bermuda company with another company (wherever incorporated) (other than certain affiliated companies) requires the amalgamation or merger to be approved by the Triton Board and by its shareholders. The Triton bye-laws provide that a merger or amalgamation must be approved by (i) the affirmative vote of a majority of the Triton Board and (ii) the affirmative vote of a majority of votes cast at a general meeting of shareholders. For purposes of approval of an amalgamation or merger, all shares, whether or not otherwise entitled to vote, carry the right to vote. Holders of a separate class of shares are entitled to a separate class vote if the rights of such class would be varied by virtue of the amalgamation or merger.

Sale of Assets:    The Bermuda Companies Act is silent on whether a company’s shareholders are required to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. Bermuda law does require, however, that shareholders approve certain forms of mergers and reconstructions.

Takeovers:    Bermuda does not have any takeover regulations applicable to shareholders of Bermuda companies.

Listing

Our common shares are listed on the NYSE under the symbol “TRTN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Trust Company, N.A.

Preference Shares

This section describes the general terms and provisions of preference shares that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the preference shares offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those preference shares. If there are differences between the prospectus supplement relating to a particular series of preference shares and this prospectus, the prospectus supplement will control. The terms of a new series of preference shares will be set forth in a Certificate of Designations adopted by the Triton Board (or a committee thereof) and filed with the SEC. Each such Certificate of Designations will establish the number of shares included in such designated series and fix the designation, powers, privileges, preferences and rights of the shares of such series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable prospectus supplement and Certificate of Designations as well as our bye-laws and our memorandum of association before deciding to buy our preference shares as described in any accompanying prospectus supplement.

The Triton Board has been authorized to provide for the issuance of up to 30,000,000 preference shares in multiple series without the approval of shareholders. As of September 30, 2021, there were 29,200,000 preference shares issued and outstanding. With respect to each series of our preference shares, the Triton Board has the authority to fix the following terms:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preference shares; and

•	any other rights, priorities, preferences, restrictions or limitations of such series.

The right of a holder of preference shares to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors.

As of September 30, 2021, the following series of preference shares were issued and outstanding:

•	3,450,000 8.50% Series A Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series A Preference Shares”);

•	5,750,000 8.00% Series B Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series B Preference Shares”);

•	7,000,000 7.375% Series C Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series C Preference Shares”);

•	6,000,000 6.875% Series D Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share were outstanding (the “Series D Preference Shares”); and

•	7,000,000 5.75% Series E Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share were outstanding (the “Series E Preference Shares”).

For a description of terms and provisions of the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares and the Series E Preference Shares, see our registration statements on Form 8-A, filed with the SEC on March 15, 2019, June 20, 2019, November 7, 2019, January 23, 2020, and August 18, 2021, respectively.

Anti-Takeover Effects of Provisions of the Memorandum of Association, Bye-laws and Other Agreements

Our shareholders might have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction of the United States. As a Bermuda company, Triton is governed by the Bermuda Companies Act. The Bermuda Companies Act differs in some material respects from laws generally applicable to United States corporations and shareholders, including the provisions relating to interested directors, mergers, amalgamations and acquisitions, takeovers, shareholder lawsuits and indemnification of directors.

Certain provisions under Triton’s memorandum of association and amended and restated bye-laws and Bermuda law could discourage, delay or prevent a transaction involving a change in control of Triton, even if doing so would benefit Triton’s shareholders. These provisions include customary anti-takeover provisions. Anti-takeover provisions could substantially impede the ability of Triton’s public shareholders to benefit from a change in control or change of Triton’s management and the Triton Board and, as a result, may materially adversely affect the market price of Triton common shares and your ability to realize any potential change of control premium. These provisions could also discourage proxy contests and make it more difficult for you and other shareholders to elect directors of your choosing and to cause Triton to take other corporate actions you desire.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary receipts representing fractional preference shares, rather than full preference shares. The preference shares represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preference shares represented by the depositary share. As used in this “Description of Depositary Shares,” the terms the “Company,” “we,” “our” and “us” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries, including TCIL and TALICC.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preference shares represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preference shares represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share payable in respect of the preference shares so redeemed. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preference Shares

Upon receipt of notice of any meeting at which the holders of the preference shares represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preference shares. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preference shares, may instruct the Bank Depositary as to how to vote the preference shares represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preference shares represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting with respect to any preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preference shares.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if  (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preference shares in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preference Shares

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole preference shares and all money and other property, if any, represented by those depositary shares. Partial preference shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preference shares to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preference shares may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF DEBT SECURITIES OF TRITON

Triton may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, Triton’s debt securities will be issued in one or more series under an indenture to be entered into between Triton and Wells Fargo Bank, National Association, as trustee, or such other trustee named therein (the “Triton Indenture”). A form of the Triton Indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the Triton Indenture and those made a part of the Triton Indenture by the Trust Indenture Act of 1939, as amended (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the Triton Indenture in their entirety before investing in Triton’s debt securities.

The aggregate principal amount of debt securities that may be issued under the Triton Indenture is unlimited. The prospectus supplement relating to any series of debt securities that Triton may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or the method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the portion of the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon Triton may be made;

•	the form or forms of the debt securities of the series, including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which Triton or the holders of the debt securities can select the payment currency;

•	Triton’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the Triton Indenture both with and without the consent of holders of debt securities issued under the Triton Indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the Triton Indenture with respect to such series of debt securities).

General

Triton may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. The debt securities may be fully and unconditionally guaranteed by TCIL or TALICC or both except as may be limited to the maximum amount permitted under applicable law. Unless we inform you otherwise in an accompanying prospectus supplement, Triton may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the Triton Indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities Triton sells that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

Triton expects most debt securities to be issued in fully registered form without coupons and in denominations of  $2,000 and any integral multiple of  $1,000 in excess thereof. Subject to the limitations provided in the Triton Indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees by TCIL

A supplemental indenture establishing the terms of a particular series of debt securities of Triton may provide that such series will be guaranteed by TCIL on a senior or subordinated basis as provided in the supplemental indenture. The obligations of TCIL under its guarantee will be full and unconditional, except as may be limited to the maximum amount that can be guaranteed without rendering the guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Guarantees by TALICC

A supplemental indenture establishing the terms of a particular series of debt securities of Triton may provide that such series will be guaranteed by TALICC on a senior or subordinated basis as provided in the supplemental indenture. The obligations of TALICC under its guarantee will be full and unconditional, except as may be limited to the maximum amount that can be guaranteed without rendering the guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The Triton Indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common shares, preference shares or debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. As used in this “Description of Warrants,” the terms “we” and “our” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries, including TCIL and TALICC.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire, they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common shares, preference shares or debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the shareholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. As used in this “Description of Subscription Rights,” the terms “we,” “our” and “us” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries, including TCIL and TALICC.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the number and terms of each share of common shares or preference shares or debt securities which may be purchased per each subscription right;

•	the exercise price payable for each share of common shares or preference shares or debt securities upon the exercise of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our common shares, preference shares or debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES OF TCIL AND TALICC

TCIL and TALICC may offer debt securities as co-issuers in one or more series, which may be senior debt securities or subordinated debt securities. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, the debt securities of TCIL and TALICC will be issued in one or more series under an indenture to be entered into among TCIL, TALICC, Triton and Wilmington Trust, National Association, as trustee, or such other trustee named therein (the “TCIL and TALICC Indenture”). A form of the TCIL and TALICC Indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the TCIL and TALICC Indenture and those made a part of the indenture by the TIA. You should read the summary below, any accompanying prospectus supplement and the provisions of the TCIL and TALICC Indenture in their entirety before investing in the debt securities of TCIL and TALICC.

The aggregate principal amount of debt securities that may be issued under the TCIL and TALICC Indenture is unlimited. The prospectus supplement relating to any series of debt securities that TCIL and TALICC may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or the method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the portion of the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon TCIL and TALICC may be made;

•	the form or forms of the debt securities of the series, including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	other than Triton, the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which TCIL and TALICC, or the holders of the debt securities can select the payment currency;

•	the obligation or right of TCIL and TALICC to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the TCIL and TALICC Indenture both with and without the consent of holders of debt securities issued under the TCIL and TALICC Indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the TCIL and TALICC Indenture with respect to such series of debt securities).

General

TCIL and TALICC may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Each series of debt securities of TCIL and TALICC will be fully and unconditionally guaranteed by Triton as provided in the TCIL and TALICC Indenture and such guarantee may be on a senior or subordinated basis as provided in the supplemental indenture for such series of debt securities. Unless we inform you otherwise in an accompanying prospectus supplement, TCIL and TALICC may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the TCIL and TALICC Indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities TCIL and TALICC sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

TCIL and TALICC expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the TCIL and TALICC Indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees by Triton

The TCIL and TALICC Indenture provides that the obligations of TCIL and TALICC under each series of debt securities will be fully and unconditionally guaranteed by Triton.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The TCIL and TALICC Indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES OF TCIL

TCIL may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, TCIL’s debt securities will be issued in one or more series under an indenture to be entered into among TCIL, Triton and Wilmington Trust, National Association, as trustee, or such other trustee named therein (the “TCIL Indenture”). A form of the TCIL Indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the TCIL Indenture and those made a part of the indenture by the TIA. You should read the summary below, any accompanying prospectus supplement and the provisions of the TCIL Indenture in their entirety before investing in TCIL’s debt securities.

The aggregate principal amount of debt securities that may be issued under the TCIL Indenture is unlimited. The prospectus supplement relating to any series of debt securities that TCIL may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or the method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the portion of the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon TCIL may be made;

•	the form or forms of the debt securities of the series, including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	other than Triton, the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which TCIL or the holders of the debt securities can select the payment currency;

•	TCIL’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the TCIL Indenture both with and without the consent of holders of debt securities issued under the TCIL Indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the TCIL Indenture with respect to such series of debt securities).

General

TCIL may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Each series of debt securities of TCIL will be fully and unconditionally guaranteed by Triton as provided in the TCIL Indenture and such guarantee may be on a senior or subordinated basis as provided in the supplemental indenture for such series of debt securities. Unless we inform you otherwise in an accompanying prospectus supplement, TCIL may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the TCIL Indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities TCIL sells that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

TCIL expects most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the TALICC Indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees by Triton

The TCIL Indenture provides that TCIL’s obligations under each series of debt securities will be fully and unconditionally guaranteed by Triton.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The TCIL Indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES OF TALICC

TALICC may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, TALICC’s debt securities will be issued in one or more series under an indenture to be entered into among TALICC, Triton and Wilmington Trust, National Association, as trustee, or such other trustee named therein (the “TALICC Indenture”). A form of the TALICC Indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the TALICC Indenture and those made a part of the indenture by the TIA. You should read the summary below, any accompanying prospectus supplement and the provisions of the TALICC Indenture in their entirety before investing in TALICC’s debt securities.

The aggregate principal amount of debt securities that may be issued under the TALICC Indenture is unlimited. The prospectus supplement relating to any series of debt securities that TALICC may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or the method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the portion of the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon TALICC may be made;

•	the form or forms of the debt securities of the series, including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	other than Triton, the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which TALICC or the holders of the debt securities can select the payment currency;

•	TALICC’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the TALICC Indenture both with and without the consent of holders of debt securities issued under the TALICC Indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the TALICC Indenture with respect to such series of debt securities).

General

TALICC may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Each series of debt securities of TALICC will be fully and unconditionally guaranteed by Triton as provided in the TALICC Indenture and such guarantee may be on a senior or subordinated basis as provided in the supplemental indenture for such series of debt securities. Unless we inform you otherwise in an accompanying prospectus supplement, TALICC may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the TALICC Indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities TALICC sells that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

TALICC expects most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the TALICC Indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees by Triton

The TALICC Indenture provides that TALICC’s obligations under each series of debt securities will be fully and unconditionally guaranteed by Triton.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The TALICC Indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We will identify the applicable specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

We may agree with any underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments that such underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

All securities we may offer, other than common shares and any of our outstanding series of preference shares, will be new issues of securities with no established trading market. We may elect to list any series of securities on an exchange, and, in the case of our common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Appleby (Bermuda) Limited will provide opinions regarding the authorization and validity of the securities of Triton and TCIL. Mayer Brown LLP will provide opinions regarding the authorization and validity of the securities of TALICC and may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Triton International Limited as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrants.

Securities and Exchange Commission Registration Fee	$	*
Accounting Fees and Expenses	$	**
Legal Fees and Expenses	$	**
Printing Fees	$	**
Transfer Agents and Trustees’ Fees and Expenses	$	**
Rating Agency Fees	$	**
Stock Exchange Listing Fees	$	**
Miscellaneous	$	**

Total	$	**

*	Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.
**	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.    Indemnification of Directors and Officers.

The amended and restated bye-laws of Triton and TCIL provide that they must indemnify, to the fullest extent permitted by Section 98 of the Bermuda Companies Act, as amended from time to time, each person who is or was a director or officer of Triton or TCIL, as applicable (including any person appointed to a committee of their respective board of directors), and the heirs, executors and administrators of such a person.

The amended and restated bye-laws of Triton and TCIL also provide that such persons will be indemnified and held harmless out of the assets of Triton or TCIL, as applicable, against all liabilities, losses, damages and expenses which they or any of them, their heirs, executors or administrators, will or may incur or sustain by or by reason of any act done, conceived in or omitted in the conduct of the business of Triton or TCIL, as applicable, or in the discharge of such indemnified person’s duties and such indemnity shall extend to any indemnified person acting in any office or trust in the reasonable belief that he or she has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election, provided that any such indemnity shall not extend to any matter which would render it void under the Bermuda Companies Act.

The amended and restated bye-laws of Triton and TCIL also provide that they must advance moneys to an indemnified person for the costs, charges and expenses incurred by the indemnified person in defending any civil or criminal proceedings against him or her on condition and receipt that the indemnified person repays the advance if any allegation of fraud or dishonesty is proved against him or her.

The amended and restated bye-laws of Triton also provide that they may purchase and maintain insurance for the benefit of any indemnified person against any liability incurred by him or her under the Bermuda Companies Act in his or her capacity as a director or officer or indemnifying such indemnified person in respect of any loss arising or liability attaching to him or her by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the indemnified person may be guilty in relation to Triton or any subsidiary thereof.

Additionally, the amended and restated bye-laws of Triton and TCIL provide that each shareholder of Triton or TCIL, as applicable, agrees to waive any claim or right of action such shareholder might have, whether individually or by or in the right of Triton or TCIL, as applicable, against any indemnified person on account of any action taken by such indemnified person, or the failure of such indemnified person to take any action in the performance of his or her duties with or for Triton or TCIL, as applicable, or any subsidiary thereof, provided that such waiver will not extend to any matter in respect of any fraud or dishonesty which may attach to such indemnified person.

The bylaws of TALICC provide that it shall have the power to indemnify to the fullest extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of TALICC) by reason of the fact that the person is or was acting in such person’s official capacity as a director, officer, employee or agent of TALICC, or is or was serving at the request of TALICC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of TALICC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of TALICC, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

The bylaws of TALICC provide further that it shall have the power to indemnify to the fullest extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of TALICC to procure a judgment in its favor by reason of the fact that the person is or was acting in such person’s official capacity as a director, officer, employee or agent of TALICC, or is or was serving at the request of TALICC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of TALICC; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to TALICC.

The bylaws of TALICC provide further that to the extent that a present or former director, officer, employee or agent of TALICC has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the two paragraphs above, or in defense of any claim, issue or matter therein, TALICC shall have the power to indemnify to the fullest extent permitted by law such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorney’s fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by TALICC in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by TALICC as authorized in TALICC’s bylaws.

Additionally, the bylaws of TALICC provide that it shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of TALICC, or is or was serving at the request of TALICC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not TALICC would have the power to indemnify such person against such liability under TALICC’s bylaws.

Item 16.    List of Exhibits.

The exhibits filed (unless otherwise noted) as a part of this registration statement are as follows:

Exhibit No.	Description of Exhibits
1.1***	Form of Underwriting Agreement.

3.1	Memorandum of Association of Triton International Limited (incorporated by reference to Exhibit 3.1 to Triton’s Quarterly Report on Form 10-Q, filed on June 23, 2016).

3.2	Amended and Restated Bye-Laws of Triton International Limited (incorporated by reference to Exhibit 3.1 to Triton’s Quarterly Report on Form 10-Q, filed on July 27, 2021).

3.3*	Memorandum of Association of Triton Container International Limited

3.4*	Amended and Restated Bye-Laws of Triton Container International Limited

3.5*	Amended and Restated Certificate of Incorporation of TAL International Container Corporation

3.6*	By-Laws of TAL International Container Corporation

4.1**	Specimen of Common Share Certificate.

4.2***	Specimen of Preferred Share Certificate.

4.3***	Form of Depositary Agreement (including form of Depositary Receipt).

4.4**	Form of Indenture governing debt securities of Triton International Limited, between Triton International Limited and the trustee named therein (including form of debt securities).

4.5*	Form of Indenture governing debt securities of Triton Container International Limited and TAL International Container Corporation, as co-issuers, between and among Triton Container International Limited, TAL International Container Corporation, Triton International Limited and the trustee named therein (including form of debt securities).

4.6*	Form of Indenture governing debt securities of Triton Container International Limited, between and among Triton Container International Limited, Triton International Limited and the trustee named therein (including form of debt securities).

4.7*	Form of Indenture governing debt securities of TAL International Container Corporation, between and among TAL International Container Corporation, Triton International Limited and the trustee named therein (including form of debt securities).

4.8***	Form of Warrant Agreement (including form of Warrant Certificate).

4.9***	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).

4.10***	Form of Purchase Contract Agreement (including form of Purchase Contract Certificate).

4.11***	Form of Purchase Unit Agreement (including form of Purchase Unit Certificate).

4.12	Certificate of Designations of 8.50% Series A Cumulative Redeemable Perpetual Preference Shares of Triton International Limited (incorporated by reference to Exhibit 4.1 to Triton’s Current Report on Form 8-K filed March 14, 2019).

4.13	Certificate of Designations of 8.00% Series B Cumulative Redeemable Perpetual Preference Shares of Triton International Limited (incorporated by reference to Exhibit 4.1 to Triton’s Current Report on Form 8-K filed June 20, 2019).

4.14	Certificate of Designations of 7.375% Series C Cumulative Redeemable Perpetual Preference Shares of Triton International Limited (incorporated by reference to Exhibit 4.1 to Triton’s Current Report on Form 8-K filed November 6, 2019).

Exhibit No.	Description of Exhibits

4.15	Certificate of Designations of 6.875% Series D Cumulative Redeemable Perpetual Preference Shares of Triton International Limited (incorporated by reference to Exhibit 4.1 to Triton’s Current Report on Form 8-K filed January 21, 2020).

4.16	Certificate of Designations of 5.75% Series E Cumulative Redeemable Perpetual Preference Shares of Triton International Limited (incorporated by reference to Exhibit 4.1 to Triton’s Current Report on Form 8-K filed August 17, 2021).

5.1**	Opinion of Appleby (Bermuda) Limited.

5.2*	Opinion of Appleby (Bermuda) Limited.

5.3**	Opinion of Mayer Brown LLP.

5.4*	Opinion of Mayer Brown LLP.

22.1***	Subsidiary Guarantors and Issuers of Guaranteed Securities

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Appleby (Bermuda) Limited (included in Exhibits 5.1 and 5.2).

23.3*	Consent of Mayer Brown LLP (included in Exhibits 5.3 and 5.4).

24.1**	Powers of Attorney relating to Triton International Limited.

24.2*	Powers of Attorney relating to Triton Container International Limited (included on signature pages hereto).

24.3*	Powers of Attorney relating to TAL International Container Corporation (included on signature pages hereto).

25.1**	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association, as trustee under the Indenture governing debt securities of Triton International Limited.

25.2*	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association, as trustee under the Indenture governing debt securities of Triton Container International Limited and TAL International Container Corporation, as co-issuers.

25.3*	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association, as trustee under the Indenture governing debt securities of Triton Container International Limited.

25.4*	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association, as trustee under the Indenture governing debt securities of TAL International Container Corporation.

*	Filed herewith
**	Previously filed
***	To be filed by amendment to this registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

Item 17.    Undertakings.

Each of the undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Triton’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Triton International Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Harrison, New York on January 11, 2022.

TRITON INTERNATIONAL LIMITED

By:	/s/ John Burns
Name: John Burns
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on January 11, 2022.

Signature	Title

* Brian M. Sondey	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

* John Burns	Chief Financial Officer (Principal Financial Officer) (Authorized Representative in the United States)

* Michelle Gallagher	Vice President and Controller (Principal Accounting Officer)

* Robert W. Alspaugh	Director

* Malcolm P. Baker	Director

* Annabelle Bexiga	Director

* Claude Germain	Director

* Kenneth Hanau	Director

* John S. Hextall	Director

* Robert L. Rosner	Director

* Simon R. Vernon	Director

*By:

/s/ Carla Heiss
Name: Carla Heiss
Title: Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, Triton Container International Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Harrison, New York on January 11, 2022.

TRITON CONTAINER INTERNATIONAL LIMITED

By:	/s/ John Burns
Name: John Burns
Title: Chief Financial Officer

Each person whose signature appears below constitutes and appoints Brian M. Sondey, John Burns and Carla Heiss and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the registration statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on January 11, 2022.

Signature	Title

/s/ Brian M. Sondey Brian M. Sondey	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ John Burns John Burns	Chief Financial Officer and Director (Principal Financial Officer) (Authorized Representative in the United States)

/s/ Michelle Gallagher Michelle Gallagher	Vice President and Controller (Principal Accounting Officer)

/s/ Carla Heiss Carla Heiss	Director

/s/ J. Damian Resnik J. Damian Resnik	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, TAL International Container Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Harrison, New York on January 11, 2022.

TAL INTERNATIONAL CONTAINER CORPORATION

By:	/s/ John Burns
Name: John Burns
Title: Chief Financial Officer

Each person whose signature appears below constitutes and appoints Brian M. Sondey, John Burns and Carla Heiss and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the registration statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on January 11, 2022.

Signature	Title

/s/ Brian M. Sondey Brian M. Sondey	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ John Burns John Burns	Chief Financial Officer and Director (Principal Financial Officer)

/s/ Michelle Gallagher Michelle Gallagher	Vice President and Controller (Principal Accounting Officer)

/s/ Carla Heiss Carla Heiss	Director